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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      November 1, 2001
                                                  --------------------------


                            VERTEX INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)

          New Jersey                         0-15066                          22-2050350
 ---------------------------        -------------------------        ---------------------------
(State or Other Jurisdiction         (Commission File Number)        (I.R.S. Identification No.)
      of Incorporation)

22 Audrey Place
Fairfield, New Jersey                                             07004
------------------------------------------                 -------------------
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:      (973) 777-3500
                                                      -------------------

                                       N/A
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On November 1, 2001 MidMark Capital II, L.P. ("MidMark II"), purchased a convertible promissory note in the amount of $3 million (the "new Note"). Simultaneously, Vertex extended and renegotiated the terms of an outstanding convertible promissory note in the amount of $5.5 million (the "extended note") to MidMark Capital L.P. and certain related entities and individuals. Prior to purchase of the new Note, MidMark Capital L.P., an investment vehicle of MidMark Capital ("MidMark Capital") owned 5 million Vertex common shares and currently holds two seats on the Vertex Board of Directors.

         The new Note matures on November 1, 2002 and carries an annual interest rate of 10% to be accrued and added to the principal amount of new Note. The new
Note is secured by certain tangible and intangible assets of Vertex, subject to agreed upon subordination terms. The new Note is convertible at the discretion of MidMark II at any time following Vertex shareholder approval at the next meeting of Vertex shareholders, into 3,000 shares of Series C 10% Cumulative Convertible Preferred Stock of Vertex. The Series C preferred shares are convertible into 3,570,000 shares of Vertex common stock.

         MidMark Capital and certain related entities and individuals have entered into Stockholder Voting Agreements pursuant to which they will vote their Vertex common shares in favor of the issuance of the shares of Vertex's capital stock upon conversion of the new Note and the extended note.

         In the event of shareholder rejection or of payment by Vertex prior to the receipt of shareholder approval, Vertex shall pay as "additional rejection interest" an amount equal to the aggregate interest on the principal amounts outstanding under the new Note which would have accrued at an annual rate of 4%.

         The extended note, which expired by its terms on October 17, 2001, matures on the earlier of March 31, 2002, or the date on which Vertex shareholders reject the right to convert the extended note to Vertex Series B preferred shares. Upon Vertex shareholder approval of conversion, the extended note converts at a renegotiated price, depending upon the occurrence of specified events in connection with Vertex's efforts to secure additional capital financing. Under the terms of the extended note MidMark's conversion price has been reduced to no higher than $1.31 per share. In addition, subject to the closing of certain specified financing Vertex is presently pursuing, MidMark would be entitled to a conversion price below $1.31.

         Assuming the requisite shareholder approval is obtained and all of Vertex's outstanding convertible preferred securities are converted to common equity, MidMark and related entities and individuals, would own approximately 36% of fully diluted Vertex common equity.

                                       2



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         (c)      Exhibits

                  None.






                                       3




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         VERTEX INTERACTIVE, INC



                                           /s/   Mark A. Flint
                                         ---------------------------------
                                         Name:   Mark A. Flint
                                         Title:  Chief Financial Officer






DATED: November 16, 2001










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